FOR IMMEDIATE RELEASE

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Trutankless Announces Conversion and Reduction of Credit Facility to Term Loan

Company enters into an amended and restated loan agreement with noteholder to repay and convert the existing $1,212,006 million balance under facility

(PHOENIX) February 27th, 2020 - PHOENIX, /PRNewswire/ -- Trutankless, Inc. (OTCQB: TKLS) manufactures an award-winning line of WiFi enabled electric tankless water heaters which are an attractive option for American households to upgrade from traditional inefficient hot water tanks. The Company has reported growing demand and sales over the last several periods.

The company reported that it recently executed an agreement with Built-Right Holdings, LLC. In the transaction, the parties agreed to convert and retire the original Loan Agreement and Security Agreement, concurrently issuing an amended and restated note having final maturity date of January 3, 2023.

“The closing of this transaction better positions the company to realize the benefit of successes in its core business as it seeks to finance its future growth in additional markets.” stated Michael Stebbins, President and CEO, of Trutankless, Inc. “We’re off to a strong start to 2020, including expansion of key relationships in target markets.”

Trutankless launched its first-generation Trutankless unit at the IBS show in 2014, where it was named “Best Home Technology Product.” Since then, the product has garnered a multitude of accolades for its forward-thinking technology and awarded patents with 34 claims on its innovative advances in water heating technology. Additional information regarding the amendment to the Company’s term loan facility will be included in a filing today by the Company with the Securities and Exchange Commission on Form 8-K, which investors are encouraged to read in its entirety.

About Trutankless, Inc.:

Trutankless, Inc. (OTCQB: TKLS) is a technology-driven developer of accessible, next-generation home automation and efficiency systems.  The Company's primary products are a line of electric tankless water heaters that surpasses traditional tank water heaters in energy efficiency, output, dependability and environmental sustainability.  The Company sells its products to plumbing wholesale distributors and dealers throughout the United States.  Trutankless, Inc. was founded in 2008 and is headquartered in Scottsdale, Arizona.

Please visit www.trutankless.com or call 855-TO-BUY-TRU.

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Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the release by Trutankless of its line of electric tankless water heaters or added key strategic sales and distribution partners are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, risks of the key strategic sales and distribution partners ability to sell our product, and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions, and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results.

SOURCE Trutankless, Inc.

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